UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 W. Mills Ave., Suite 200 El Paso, Texas 79901 (Address of principal executive offices)

(915) 534-1400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, Western Refining, Inc. (the “Company”) entered into: (a) an amendment to its revolving credit agreement dated May 31, 2007 (the “Revolving Credit Agreement”) among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto (the “Revolver Amendment”); (b) an amendment to its term loan credit agreement dated May 31, 2007 (the “Term Credit Agreement” and the facility thereunder, the “Term Facility”) among the Company, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Term Amendment”, and together with the Revolver Amendment, the “Amendments”); and (c) a letter of credit agreement (the “L/C Credit Agreement” and the facility thereunder, the “L/C Facility”) among the Company, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the lenders party thereto.  The Revolving Credit Agreement, Term Credit Agreement and the L/C Credit Agreement are collectively referred to herein as the “Credit Agreements”. A copy of the Revolver Amendment, the Term Amendment and the L/C Credit Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. In addition, the Company issued a press release in connection with its entering into of the Amendments and the L/C Credit Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Amendments enhance the Company’s financial flexibility by eliminating the minimum interest coverage ratio covenant for the quarter ended June 30, 2008 , following which the minimum interest coverage ratio (as defined therein) must be no less than 1.50 to 1.00 as of September 30, 2008. The Amendments also eliminate the maximum leverage ratio covenant until March 31, 2009, at which point the maximum leverage ratio (as defined therein) must be no greater than 5.00 to 1.00 (prior to the issuance of certain subordinated indebtedness) and no greater than 5.50 to 1.00 (upon the issuance of certain subordinated indebtedness).  The Amendments introduce a minimum EBITDA covenant, where consolidated EBITDA (as defined therein) must be no less than $100 million for the two consecutive fiscal quarters ending September 30, 2008 and $175 million for the three consecutive fiscal quarters ending December 31, 2008.  The Amendments also add a senior leverage coverage covenant, which becomes effective March 31, 2009 (only upon any issuance by the Company of subordinated indebtedness). In addition, the Amendments reduce certain debt and investment baskets and provide for the Company’s capital expenditures to remain consistent with existing plans.  The Company has also agreed to not pay cash dividends on its common stock through 2009.  With respect to the Term Facility, the Term Amendment also introduces mandatory prepayment provisions for excess cash flow and upon the issuances of certain debt.  With respect to the Revolver Credit Agreement, the Revolver Amendment also introduces certain changes to the manner in which the borrowing base is calculated.

Interest rates for borrowings under the Term Facility are revised (depending on the type of borrowing) from LIBOR plus 1.75% to LIBOR plus 4.50%, subject to an interest rate floor of 3.25% per annum, in the case of Eurodollar rate borrowings, and from base rate plus 0.75% per annum to base rate plus 3.50% per annum, in the case of base rate borrowings. Further, with effect from October 1, 2008, interest rates for the Term Facility will be adjusted in inverse relation to amounts prepaid under the Term Facility ranging from LIBOR plus 6.0% per annum (for Eurodollar rate borrowings) and base rate plus 5.0% per annum (for base rate borrowings), if prepayments are less than $250 million, to LIBOR plus 4.00% per annum (for Eurodollar borrowings) and base rate plus 3.50% (for base rate borrowings), if prepayments equal or exceed $750 million. Per annum interest rates for Eurodollar rate borrowings under the Revolving Credit Agreement will be revised from a range of LIBOR plus 1.25% to LIBOR plus 2.00% to a range of LIBOR plus 2.25% to LIBOR plus 3.25%, subject to adjustment based upon the Company’s consolidated leverage ratio. Letter of credit fees per annum under the Revolving Credit Agreement will also similarly be revised from a range of 1.25% to 2.00% to a range of 2.25% to 3.25%, subject in each case to adjustment based upon the Company's consolidated leverage ratio. The quarterly commitment fees for the Revolving Credit Agreement are also revised from 0.25% per annum (subject to adjustment based upon the Company’s consolidated leverage ratio) to a flat fee of 0.50% per annum.  In respect of the Term Amendment, the Company will pay an amendment fee equal to the sum of: (a) 0.50% of the term loans held by lenders executing the amendment on the effective date of the Term Amendment, and (b) 0.50% of the term loan balance on September 30, 2008. In respect of the Revolver Amendment, the Company will pay an amendment fee of 0.50% of the commitments of each lender that executes the Revolver Amendment.

The L/C Credit Agreement provides for a letter of credit facility currently not exceeding $75 million, subject to a borrowing base availability based upon eligible receivables and inventory, and matures on June 30, 2009. In addition, the Company may request an increase in availability under the L/C Credit Agreement by an amount not to exceed $125 million.  The L/C Credit Agreement is secured by certain cash, accounts receivable and inventory, and is permitted to be used for general corporate purposes. The L/C Credit Agreement provides for a quarterly commitment fee of 0.50% per annum and letter of credit fees ranging from 2.25% to 3.50% per annum payable quarterly, subject to adjustment based upon the Company’s consolidated leverage ratio. Drawn amounts under letters of credit under the L/C Credit Agreement accrue interest at the base rate plus 3.50% per annum. Letters of Credit can only be issued under the L/C Credit Agreement if the net availability under the Revolving Credit Agreement is less than or equal to $120 million, subject to limited exceptions. In addition, availability under the L/C Credit Agreement is subject to the accuracy of representations and warranties and absence of a default. The L/C Credit Agreement contains customary restrictive covenants including limitations on debt, investments and dividends, and financial covenants relating to minimum interest coverage and maximum leverage, all of which are similar to the covenants set forth in the Revolving Credit Agreement and the Term Credit Agreement, as amended by the Amendments.

The foregoing description of the Amendments and the L/C Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments and the L/C Credit Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto.

Certain of the lenders under the Credit Agreements and their affiliates have pre-existing relationships with the Company, including the performance of investment banking, commercial banking and advisory services for the Company, from time to time, for which such lenders have received customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	First Amendment to Revolving Credit Agreement
10.2	First Amendment to Term Loan Credit Agreement
10.3	L/C Credit Agreement
99.1	Press Release, dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Chief Financial Officer

Dated: July 1, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Amendment to Revolving Credit Agreement
10.2	First Amendment to Term Loan Credit Agreement
10.3	L/C Credit Agreement
99.1	Press Release, dated July 1, 2008